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MEDIA CONTACT:                                               INVESTOR RELATIONS:

Mandy Ownley                                                 Sherwin Krug
ROI Corporation                                              ROI Corporation
912-527-4414                                                 678-797-4601

                              For Immediate Release

                    ROI CORPORATION ANNOUNCES RESULTS FOR ITS
                  SECOND FISCAL QUARTER ENDED DECEMBER 31, 2004

Kennesaw, Georgia - February 14, 2005 -- (OTCBB: ROIE) Return On Investment Corporation (ROI) reported financial results for the second fiscal quarter ended December 31, 2004. As discussed in more detail below, because the Company has entered in to an agreement to sell substantially all of the assets of its GO Software subsidiary, GO Software is treated as a discontinued operation for accounting purposes.

ROI's revenues for the quarter ended December 31, 2004, increased by $242,708 or 340.9% to $313,895 compared to $71,187 for the quarter ended December 31, 2004. The net loss for the quarter ended December 31, 2004 amounted to $3,105,969 compared to a net loss for the quarter ended December 31, 2003 of $1,071,508. The increase in revenues was due to the Company's Tectonic Network subsidiary which was formed through the acquisition of three entities between November 2003 and January 2004. Losses for the quarter were primarily related to Tectonic Network and represent costs associated with the integration of the three businesses acquired by Tectonic Network, during fiscal 2004 as well as costs associated with raising capital to fund operations.

ROI's revenues for the six months ended December 31, 2004, increased by $666,312 or 936.0% to $737,499 compared to $71,187 for the six months ended December 31, 2003. The net loss for the six months ended December 31, 2004 amounted to $4,969,209 compared to a net loss for the six months ended December 31, 2003 of $1,428,238. The increase in revenues was due to the revenues provided by Tectonic Network. Tectonic did not have any revenues in the first fiscal quarter ended September 2003. Losses for the six months were primarily related to Tectonic Network subsidiary and represent costs associated with the integration of the three businesses acquired by Tectonic Network during fiscal 2004 as well as costs associated with raising capital to fund operations.

On December 6, 2004, ROI announced that it entered into a definitive agreement for the sale of the assets of its GO Software business to Verifone, Inc. for $13 million in cash and up to an additional $2 million depending upon future events. Of this $2 million contingent payment, up to $500,000 will be paid to certain of GO Software's employees if earned. The sale is dependent on receipt of


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

stockholder approval, and satisfaction of certain other customary conditions precedent. The ROI stockholders are scheduled to vote on the transaction at a special meeting set for February 25, 2005. The sale is part of ROI's new business strategy to focus on its construction information product offerings through Tectonic Network, which was formed through the acquisition of three separate companies to form a unified company with a comprehensive suite of construction information products.

ROI's President and CEO, Arol Wolford, stated, "We are about to enter a new chapter at ROI Corporation where we plan to focus on a single market and bring our capabilities to bear on the construction information industry. We also continue to be pleased with the progress made by our Tectonic Network subsidiary in this quarter, although the growth has somewhat been hampered by the lack of funding. We continue to make important strides in bringing comprehensive product offerings to market which we believe will allow us to reach and serve our targeted building product manufacturers. In addition, we believe we are being well received by the marketplace in general and are gaining significant traction with our customers".

In accordance with GAAP, during the fiscal quarter ended December 31, 2004 the Company began to present GO Software as a discontinued operation in its financial statements. The financial information below for the fiscal quarter ended December 31, 2003 has been recast to reflect GO as a discontinued operation.

                RETURN ON INVESTMENT CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
          FOR THE THREE AND SIX MONTHS ENDED DECEMBER 31, 2004 AND 2003
                                   (Unaudited)

                                                   Three Months Ended               Six Months Ended
                                             ----------------------------    ----------------------------
                                                Dec. 31,        Dec. 31,        Dec. 31,        Dec. 31,
                                                  2004            2003            2004            2003
                                             ------------    ------------    ------------    ------------
REVENUES                                     $    313,895    $     71,187    $    737,499    $     71,187

EXPENSES
  Cost of Revenues                                  3,012          49,747           3,474          49,747
  General and Administrative                    1,376,966         767,613       2,696,621       1,201,625
  Sales and Marketing                             873,228         137,584       1,523,446         229,702
  Research and Development                          9,901          24,448          48,840          21,054
  Depreciation and Amortization                   373,879          19,638         746,474          65,793
  Net Interest Expense                          1,243,674          83,818       1,645,598         167,593
                                             ------------    ------------    ------------    ------------
LOSS FROM CONTINUING OPERATIONS                (3,566,765)     (1,011,661)     (5,926,954)     (1,664,327)
INCOME (LOSS) FROM DISCONTINUED OPERATIONS        460,796         (59,847)        957,745         236,089
                                             ------------    ------------    ------------    ------------
NET LOSS                                     $ (3,105,969)   $ (1,071,508)   $ (4,969,209)   $ (1,428,238)
                                             ============    ============    ============    ============

Earnings (Loss) Per Share - Basic
  Continuing Operations                      $       (.26)   $       (.10)   $       (.43)   $       (.15)
  Discontinued Operations                             .03            (.01)            .07             .02
                                             ------------    ------------    ------------    ------------

Earnings (Loss) Per Share - Basic            $       (.22)   $       (.10)   $       (.36)   $       (.13)
                                             ============    ============    ============    ============

Earnings (Loss) Per Share - Diluted
  Continuing Operations                      $       (.23)   $       (.09)   $       (.37)   $       (.15)
  Discontinued Operations                             .03            (.01)            .06             .02
                                             ------------    ------------    ------------    ------------

Earnings (Loss) Per Share - Diluted          $       (.20)   $       (.09)   $       (.31)   $       (.13)
                                             ============    ============    ============    ============

Common Shares Outstanding - Basic              13,867,054      10,639,014      13,844,923      10,846,254
                                             ============    ============    ============    ============

Common Shares Outstanding - Diluted            15,793,645      11,862,277      15,873,784      11,907,932
                                             ============    ============    ============    ============


ABOUT RETURN ON INVESTMENT CORPORATION (WWW.ROICORPORATION.COM)

ROI Corporation is a holding company focused on two industries: payment processing and construction information. Tectonic Network, a subsidiary of ROI, provides software and online/print marketing and sales tools for the construction industry. These tools help commercial building product suppliers to increase their sales and exposure, and to improve their understanding of the needs and preferences of design professionals, specifiers, and buyers. GO Software, Inc., a subsidiary of ROI, is a leading provider of point-of-sale payment processing software, is used by more than 150,000 businesses to process payments at high speed, expand their tender types, and lower credit card costs.


FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements, which reflect the Company's current expectations regarding future events. To the extent any statements made in this release contain information that is not historical, these statements are essentially forward looking and are often identified by words such as "anticipate," "expect," "estimate," "intend," "project," "plan" and "believe." Forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated in such forward-looking statements. Such forward-looking statements include statements regarding the expected closing of and the proceeds to be received from the sale of GO Software's assets, as well as the Company's ability to implement its strategy to develop Tectonic Network's business. The closing of the sale of GO Software's assets is dependent on satisfaction of certain customary conditions precedent, including receipt of approval from ROI's stockholders. The failure to satisfy such conditions in a timely manner, or at all, would delay or prevent the closing. Readers should also carefully review the risk factors described in other documents ROI files from time to time with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-KSB, Quarterly Reports on Form 10-QSB and Current Reports on Form 8-K. The reader is cautioned not to rely on these forward-looking statements. The Company disclaims any obligation to update these forward looking statements.

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